24024249v2 DB1/ 128391824.1 DESIGNER BRANDS INC. RESTRICTED STOCK UNITS AGREEMENT This Agreement is entered into in Franklin County, Ohio. On the Grant Date, Designer Brands Inc., an Ohio corporation (the “Company”), has awarded to the Participant Restricted Stock Units (the “Restricted Stock Units” or “Award”), representing an unfunded unsecured promise of the Company to deliver Class A Common Shares, without par value, of the Company (the “Shares”) to the Participant as set forth herein. The Restricted Stock Units have been granted pursuant to the Designer Brands Inc. 2014 Long-Term Incentive Plan, as amended and restated (the “Plan”), and shall be subject to all provisions of the Plan, which are incorporated herein by reference, and shall be subject to the provisions of this Restricted Stock Units Agreement (this “Agreement”). Capitalized terms used in this Agreement which are not specifically defined shall have the meanings ascribed to such terms in the Plan. To the extent the terms and conditions set forth in this Agreement differ in any way from the terms and conditions set forth in the Plan, the terms of the Plan shall govern. 1. Vesting. The Restricted Stock Units shall vest [on the third anniversary of the Grant Date (the “Vesting Date”) / fifty percent per year on the first and second anniversary of the Grant Date (the “First Vesting Date” and “Second Vesting Date,” respectively], subject to the Participant’s continued employment through the [Vesting Date / First and Second Vesting Dates], except as otherwise set forth below. 2. Non-Transferable and Unsecured Rights. Except as otherwise provided under this Agreement and the Plan, the Restricted Stock Units and the rights and privileges conferred hereby may not be sold, transferred, pledged, assigned, or otherwise alienated, other than by will or the laws of descent and distribution. Any attempted transfer in violation of the provisions of this paragraph shall be void, and the purported transferee shall obtain no rights with respect to such Restricted Stock Units. The right of the Participant or his or her beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor his or her beneficiary shall have any rights in or against any specific assets of the Company. The Restricted Stock Units granted herein shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes, as it may deem appropriate. 3. Termination of Employment. (a) General. Except as set forth below or as otherwise provided for in an Employment Arrangement (as defined below in Section 14), if the Participant’s employment terminates prior to the Vesting Date, then the Participant’s Award will be cancelled and all Restricted Stock Units shall be forfeited by the Participant. The Participant will thereupon cease to have any right or entitlement to receive any Shares with respect to those cancelled Restricted Stock Units. For the avoidance of doubt, a change in the capacity in which the Participant renders services to the Company and its Subsidiaries from an Employee to a Consultant, Director or other service provider shall not be considered continuous employment for purposes of this Agreement and such change in capacity shall result in cancellation and forfeiture of the Award. (b) Death and Disability. If the Participant’s employment terminates by reason of the Participant’s death or Disability prior to the vesting in full of the Restricted Stock Units, then any unvested Restricted Stock Units shall, except as otherwise provided in this Agreement, immediately vest in full and shall not be forfeited. (c) Termination in Connection with a Change in Control. In the event of a Change in Control, if the Award is assumed or replaced by a successor corporation (or an affiliate thereto) or other successor or person, or otherwise continues following the Change in Control, and the Participant’s employment is terminated upon or within two years following the Change in Control on account of a termination of employment by the Company other than for Cause, or by the Participant for Good Reason, the Restricted Stock Units will vest on the date of such termination of employment. 4. Payment. Once Restricted Stock Units have vested under this Agreement, the Company will determine the number of Shares represented by the Restricted Stock Units and deliver the total number of

DB1/ 128391824.1 2 whole Shares (and cash for any fractional Share interest) due to the Participant as soon as administratively possible after such date (but in no event later than the 15th day of the third month after such date). In the event of the Participant’s death, payment shall be made to the Participant’s designated beneficiary, or absent such designation, in accordance with the laws of descent and distribution. The delivery of the Shares shall be subject to payment of the applicable withholding tax liability and the forfeiture provisions of this Agreement. 5. Dividend Equivalents. To the extent that cash dividends are paid on Shares after the Grant Date and before the date the Participant receives the Shares subject to Restricted Stock Units subject to this Agreement, the Restricted Stock Units hereunder will be credited with an additional number of Restricted Stock Units to reflect reinvested dividend equivalents with respect to the period of time between the Grant Date and the delivery of Shares under this Agreement. Such dividend equivalent credits will be equal in value (based on the reported dividend rate on the date dividends were paid) to the amount of dividends paid on the Shares represented by the Restricted Stock Units under this Agreement. The Restricted Stock Units will be credited with whole Restricted Stock Units equal to the dollar amount of the reinvested dividend equivalents based on the Fair Market Value on the dividend payment dates. The Participant shall vest in the additional Restricted Stock Units in accordance with Sections 1 and 3 of this Agreement in the same manner that the Participant vests in the original grant of Restricted Stock Units. These additional Restricted Stock Units will be distributed in whole Shares in accordance with Section 4 of this Agreement. If and to the extent the underlying Restricted Stock Units are forfeited, all related Restricted Stock Units added to reflect reinvested dividend equivalents in accordance with this Section 5 shall also be forfeited. 6. Right of Set-Off. By accepting these Restricted Stock Units, the Participant consents to a deduction from, and set-off against, any amounts owed to the Participant by the Company or a Subsidiary from time to time (including, but not limited to, amounts owed to the Participant as wages, severance payments or other fringe benefits) to the extent of the amounts owed to the Company or a Subsidiary by the Participant under this Agreement. 7. No Shareholder Rights. The Participant shall have no rights of a shareholder with respect to the Restricted Stock Units, including, without limitation, voting rights and actual dividend rights with respect to the Shares represented by the Restricted Stock Units. 8. Withholding Tax. (a) Generally. The Participant is liable and responsible for all taxes owed in connection with the Restricted Stock Units regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Restricted Stock Units. The Company does not make any representation or undertaking regarding the tax treatment or the treatment of any tax withholding in connection with the grant or vesting of the Restricted Stock Units or the subsequent sale of Shares issuable pursuant to the Restricted Stock Units. The Company does not commit and is under no obligation to structure the Restricted Stock Units to reduce or eliminate the Participant’s tax liability. (b) Payment of Withholding Taxes. Prior to any event in connection with the Restricted Stock Units (e.g., vesting or settlement) that the Company determines may result in any domestic or foreign tax withholding obligation, whether national, federal, state or local, including any employment tax obligation (the “Tax Withholding Obligation”), the Participant is required to arrange for the satisfaction of the amount of such Tax Withholding Obligation in a manner acceptable to the Company. Unless the Participant elects to satisfy the Tax Withholding Obligation by an alternative means that is then permitted by the Company, the Company shall withhold on the Participant’s behalf the number of shares from those Shares issuable to the Participant at the time when the Restricted Stock Units become vested and payable as the Company determines to be sufficient to satisfy the Tax Withholding Obligation. In the case of any amounts withheld for taxes pursuant to this provision in the form of Shares, the amount withheld shall be determined in accordance with the procedures approved by the Committee. The Committee may direct the Company’s transfer agent or any other party that the Company determines necessary to execute a Sell-to-Cover procedure described in the Plan to sell such number of Shares and remit the cash proceeds to the Company. The Company will then make a cash payment equal to the required tax withholding from the cash proceeds of such sale directly to the appropriate taxing authorities.

DB1/ 128391824.1 3 9. Governing Law/Venue for Dispute Resolution. This Agreement shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of law, except to the extent superseded by the laws of the United States of America. The parties agree and acknowledge that the laws of the State of Ohio bear a substantial relationship to the parties and/or this Agreement and that the Restricted Stock Units and benefits granted herein would not be granted without the governance of this Agreement by the laws of the State of Ohio. In addition, all legal actions or proceedings relating to this Agreement shall be brought exclusively in state or federal courts located in Franklin County, Ohio and the parties executing this Agreement hereby consent to the personal jurisdiction of such courts. Any provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such provision, without invalidating or rendering unenforceable the remaining provisions of this Agreement. 10. Action by the Committee. The parties agree that the interpretation of this Agreement shall rest exclusively and completely within the sole discretion of the Committee. The parties agree to be bound by the decisions of the Committee with regard to the interpretation of this Agreement and with regard to any and all matters set forth in this Agreement. The Committee may delegate its functions under this Agreement to an officer of the Company designated by the Committee (hereinafter the “Designee”) to the extent permitted by applicable law. In fulfilling its responsibilities hereunder, the Committee or its Designee may rely upon documents, written statements of the parties or such other material as the Committee or its Designee deems appropriate. The parties agree that there is no right to be heard or to appear before the Committee or its Designee and that any decision of the Committee or its Designee relating to this Agreement shall be final and binding. 11. Prompt Acceptance of Agreement. The Restricted Stock Units grant evidenced by this Agreement shall, at the discretion of the Committee, be forfeited if this Agreement is not manually executed and returned to the Company, or electronically executed by the Participant by indicating the Participant’s acceptance of this Agreement in accordance with the acceptance procedures set forth on the Company’s third-party equity plan administrator’s web site, within 90 days of the Grant Date. 12. Electronic Delivery and Consent to Electronic Participation. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units grant under and participation in the Plan or future Restricted Stock Units that may be granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, including the acceptance of the Award and the execution of this Agreement through electronic signature. 13. Notices. All notices, requests, consents and other communications required or provided under this Agreement to be delivered by the Participant to the Company will be in writing and will be deemed sufficient if delivered by hand, facsimile, nationally recognized overnight courier, or certified or registered mail, return receipt requested, postage prepaid, and will be effective upon delivery to the Company at the address set forth below: Designer Brands Inc. 810 DSW Drive Columbus, Ohio 43219 Attention: SVP Human Resources Facsimile: (614) 872-1475 With a copy to: Designer Brands Inc. 810 DSW Drive Columbus, Ohio 43219 Attention: Corporate Secretary

DB1/ 128391824.1 4 Facsimile: (614) 872-1475 All notices, requests, consents and other communications required or provided under this Agreement to be delivered by the Company to the Participant may be delivered by e-mail or in writing and will be deemed sufficient if delivered by e-mail, hand, facsimile, nationally recognized overnight courier, or certified or registered mail, return receipt requested, postage prepaid, and will be effective upon delivery to the Participant. 14. Employment Agreement, Offer Letter or Other Arrangement. To the extent a written employment agreement, offer letter or other arrangement (“Employment Arrangement”) that was approved by the Committee or the Board of Directors or that was approved in writing by an officer of the Company pursuant to delegated authority of the Committee provides for greater benefits to the Participant with respect to vesting of the Award on termination of employment, than provided in this Agreement or in the Plan, then the terms of such Employment Arrangement with respect to vesting of the Award upon the termination of the Participant’s employment by reason of such specified events shall supersede the terms hereof to the extent permitted by the terms of the Plan. 15. Code Section 409A. This Agreement shall be interpreted in accordance with Code Section 409A so as to comply with an exception to Code Section 409A, or to the extent that this Agreement provides deferred compensation, to be in compliance with Code Section 409A. This Agreement is intended to be exempt from Code Section 409A under the “short term deferral” exception. References to termination of employment, and similar terms shall be interpreted in a manner consistent with the definition of “separation from service” under Code Section 409A, to the extent required by Code Section 409A. Notwithstanding anything to the contrary in this Agreement, if the Participant is a “specified employee” for purposes of Code Section 409A, then if necessary to avoid the imposition of additional taxes or interest under Code Section 409A, the Company shall not deliver the corresponding Shares otherwise payable upon the Participant’s termination of employment until the first business day after the date that is six months after the Participant’s “separation from service” under Code Section 409A. This Agreement shall be deemed to be modified to the maximum extent necessary to be in compliance with Code Section 409A’s rules. If the Participant is unexpectedly required to include in the Participant’s current year’s income any amount of compensation relating to this Award because of a failure to meet the requirements of Code Section 409A, then to the extent permitted by Code Section 409A, the Participant may receive a distribution of cash or Shares in an amount not to exceed the amount required to be included in income as a result of the failure to comply with Code Section 409A. In no event may the Participant directly or indirectly designate the calendar year of a payment, except as expressly permitted by Code Section 409A. Notwithstanding the foregoing, the Participant recognizes and acknowledges that Code Section 409A may impose certain taxes or interest charges upon the Participant for which the Participant is and shall remain solely responsible. 16. Entire Agreement. Except as otherwise provided in this Agreement, this Agreement and the Plan are: (a) intended to be the final, complete, and exclusive statement of the terms of the agreement between the Participant and the Company with regard to the subject matter of this Agreement; (b) supersede all other prior agreements, communications and statements, whether written or oral, express or implied, pertaining to that subject matter; and (c) may not be contradicted by evidence of any prior or contemporaneous statements or agreements, oral or written, and not be explained or supplemented by evidence of consistent additional terms. 17. No Employment Rights. Nothing in this Agreement will provide the Participant with any right to continue in the Company’s and its affiliates’ employ for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company and its affiliates to terminate the Participant’s service at any time for any reason, with or without cause. 18. Nature of Award. The Participant acknowledges that (a) the future value of the underlying Shares is unknown and cannot be predicted with certainty and (b) in consideration of the grant of the Restricted Stock Units, no claim or entitlement to compensation or damages shall arise from termination of the Restricted Stock Units or diminution in value of the Shares received upon settlement including (without limitation) any claim or entitlement resulting from termination of the Participant’s active employment by the Company or a Subsidiary (for any reason whatsoever and whether or not in breach of local labor laws) and

DB1/ 128391824.1 5 the Participant hereby releases the Company and its Subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the Restricted Stock Units and this Agreement, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim. 19. Clawback. Notwithstanding any provisions in this Agreement to the contrary, any compensation, benefits or payments provided hereunder (or profits realized from the sale of Shares delivered hereunder), shall be subject to recoupment and recapture to the extent necessary to comply with the requirements of Section 7.01 of the Plan, any Company-adopted policy and/or laws or regulations, including, but not limited to, the Designer Brands Inc. Compensation Recoupment Policy, or any successor or other clawback policy adopted consistent with Section 303A.14 of the Listed Company Manual of the NYSE, Section 10D of the Exchange Act, Rule 10D-1 under the Exchange Act, Section 304 of the Sarbanes Oxley Act of 2002, and any other applicable Exchange Act, stock exchange listing requirement, or any other rules and regulations promulgated thereunder from time-to-time with respect to such laws, regulations and/or securities exchange listing requirements, and which may operate to create additional rights for the Company with respect to this grant and recovery of amounts relating thereto. By accepting this Award, the Participant agrees and acknowledges that the Participant is obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover, recoup or recapture this Award or amounts paid under this Award pursuant to such law, government regulation, stock exchange listing requirement or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover, recoup or recapture this Award or amounts paid under this Award from a Participant’s accounts, or pending or future compensation or other grants. DESIGNER BRANDS INC. By: Name: David Giesman Its: Vice President, Global Total Rewards

24024249v3 DB1/ 128391824.1 ACCEPTANCE OF AGREEMENT The Participant hereby: (a) acknowledges that he or she has received a copy of the Plan, and a copy of the Plan description (Prospectus) pertaining to the Plan; (b) accepts this Agreement and the Restricted Stock Units granted to him or her under this Agreement subject to all provisions of the Plan and this Agreement; (c) represents that he or she understands that the acceptance of this Agreement through an on-line or electronic system, if applicable, carries the same legal significance as if he or she manually signed the Agreement; and (d) agrees that no transfer of the Shares delivered in respect of the Restricted Stock Units shall be made unless the Shares have been duly registered under all applicable Federal and state securities laws pursuant to a then-effective registration which contemplates the proposed transfer or unless the Company has received a written opinion of, or satisfactory to, its legal counsel that the proposed transfer is exempt from such registration. ###REQUIRED_SIGNATURE### Participant’s Signature ###ACCEPTANCE_DATE### Date